UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 11, 2021

 TEAM, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (281) 331-6154
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.30 par value	TISI	New York Stock Exchange
Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 14, 2021, TEAM, Inc. (the “Company” or “TEAM”) announced a strategic reorganization to better position the company for the recovery, continue sector diversification, and enhance client value (the “Reorganization”). In connection with the Reorganization, the Company announced certain executive leadership changes and the appointment of experienced new talent to the Company’s leadership team effective January 18, 2021. The Board of Directors of the Company (the “Board”) appointed Keith Tucker, as President, Inspection & Heat Treating, Chad Murray, as President, Mechanical & Onstream Services, and Robert Young, as President, Asset Integrity & Digital.

In connection with the Reorganization, Jeff Ott, President – Product & Services Lines, and Grant Roscoe, President – Operations, have agreed to transition out of their current roles and to serve as advisors to the Company. Mr. Ott and Mr. Roscoe intend to remain with the Company in such an advisory capacity through June 30, 2021 and March 15, 2021, respectively. The Company and the Board are grateful to Messrs. Ott and Roscoe for their years of dedication and service to the Company.

Business Experience

Mr. Tucker, 51, joined the Company in 2005 and has 32 years of industry experience, including prior positions at Citgo Petroleum Corporation and BP Amoco. Mr. Tucker began his career as an inspector and has served as TEAM’s Executive Vice President - North Division since June 2018, after having held the positions of Executive Vice President – Mid Continent Division from April 2016 to May 2018, and Vice President of the Great Lakes Region, Inspection & Heat Treating segment from January 2008 to March 2016.

Mr. Murray, 47, has worked for TEAM or TEAM acquired companies for over 22 years and most recently served as TEAM’s Executive Vice President - Texas Gulf Division since June 2018. From April 2012 until June 2018, Mr. Murray held various Executive Vice President positions with the Company including as Executive Vice President of Central & Eastern US Mechanical Services, Global Business Development & Marketing, and Global Products & Service Lines. Mr. Murray has over 25 years of industry experience, having begun his career at Baker Hughes INTEQ before joining Cooper Heat-MQS, which was acquired by TEAM in 2004, and then joined Furmanite Corporation, which was acquired by TEAM in 2016. Mr. Murray has a Bachelor of Science in Management from Louisiana Tech University.

Mr. Young, 49, joined TEAM in January 2018 and has over 26 years of industry experience, including positions at Applus+RTD, a company focused on Non-Destructive Examination, asset integrity inspection services and technical staffing, where he served as President – US Operations from March 2015 to January 2018, and at T.D. Williamson, Inc., where he served as Director, Global Integrity Operations from January 2013 to March 2015. In his most recent role as TEAM’s Executive Vice President ‑ Product & Service Lines, he helped obtain new patents and patent‑pending products. Mr. Young has a Bachelor of Science in Marine Science from Texas A&M University.

There is no family relationship between any of Messrs. Tucker, Murray or Young and any director, executive officer, or person chosen by the Company to become a director or executive officer, nor are there any arrangements between any of Messrs. Tucker, Murray or Young and any other persons pursuant to which any of Messrs. Tucker, Murray or Young was selected to serve as an officer. There are no transactions to which the Company or any of its subsidiaries is a party and in which any of Messrs. Tucker, Murray or Young has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Compensation Information

In connection with their respective appointments, the Compensation Committee (the “Committee”) of the Board approved the following compensation arrangements, for each of Messrs. Tucker, Murray and Young, which are set forth in their respective offer letters (each an “Offer Letter”): (i) an annual base salary of $385,000 per year, (ii) eligibility to participate in the Company’s annual cash bonus incentive plan with the target bonus of 60% of base salary that can range from 0% to 120% of base salary as a maximum bonus (as determined by the Committee) upon achievement against performance objectives to be determined by the Committee, (iii) eligibility to receive annual long-term equity incentive awards with the expectation that for 2021, each of Messrs. Tucker, Murray and Young will be awarded an aggregate long-term incentive opportunity of $400,000, consisting of (1) performance stock units, or equivalent performance-based equity compensation, valued at $240,000, and (2) time-based restricted stock units valued at $160,000, subject to such executive’s employment on the grant dates. The terms and conditions applicable to the 2021 long-term incentive awards, including award values and vesting requirements, will be generally consistent with the terms and conditions applicable to the 2021 annual equity awards granted to similarly-situated executives, as determined by the Committee. The total dollar amount of annual equity awards to be awarded will be reviewed and approved by the Committee each year based on the market and such executive’s performance.

The Company and Messrs. Ott and Roscoe are negotiating respective separation agreements which will outline their respective transitions from the Company.

Item 7.01. Regulation FD Disclosure

On January 14, 2021, the Company issued a press release announcing the Reorganization. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits

(d)        Exhibits. The following exhibit is furnished as part of Item 5.02 of this Current Report on Form 8-K:

Exhibit number	Description

99.1	Team Inc’s Press Release issued January 14, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.

By:	/s/ Susan M. Ball
Susan M. Ball
Executive Vice President, Chief Financial Officer and Treasurer
Dated: January 15, 2021